       10.18.001


        122091
                         INDEPENDENT CONTRACTOR AGREEMENT


                AGREEMENT made this 30th day of December, 1991, between Investors Insurance Corporation, a corporation organized and existing under the laws of the State of Delaware, with its principal office in Jacksonville, Florida (hereinafter referred to as the "Corporation") and Donald F. U. Goebert (hereinafter referred to as "Contractor").

                WHEREAS, the Corporation desires to engage the services of Contractor as an independent contractor on the terms and conditions hereafter provided in this Agreement; and

                WHEREAS, the Contractor desires to render services to the Corporation;

                NOW THEREFORE, in consideration of the promises and covenants hereinafter set forth, the parties hereto intending to be legally bound, hereby agree as follows;

                1. Engagement. The Corporation hereby engages the services of Contractor and Contractor hereby accepts such engagement upon the terms and conditions set forth herein.

                2. Term. This Agreement shall commence on January 1, 1992 and shall remain in full force and effect until terminated by either the Corporation or Contractor by giving the other party written notice of such termination; at least ninety (90) days prior to the effective date of such termination a

                3.      Services.    Contractor is engaged as an
independent contractor to perform consulting and management services in regard to Corporation's investments. The services rendered by Contractor hereunder shall be provided to the Corporation at such times as may be agreed to by Contractor and the Corporation. The method to complete the services shall be at the sole and exclusive option of Contractor,

                4.      Compensation.     Contractor shall receive
compensation for Contractor's services in such amounts as Contractor and Corporation shall agree to from time to time. Initially, Contractor shall receive an annual compensation of One Hundred Thousand ($100,000.00) dollars payable in equally bi-monthly installments.

                5. Status as Independent Contractor. Contractor is retained and employed by the Corporation only for the purposes and to the extent set forth in this Agreement. Contractor's relationship to the Corporation shall, during the period of this Agreement, be that of an independent contractor and not that of an employee of the Corporation.

                6.    Taxes.    All federal and state income and employment
taxes, similar obligations and withholdings, including but not limited to social security taxes, shall remain the sole responsibility of Contractor.




       10.18.002
                                                                     E-19
        7.      Expenses.       Corporation shall reimburse Contractor for
any expenses incurred by Contractor in the ordinary course of performing services hereunder upon Contractor's presentation of an itemized account of such expenses in the form approved by Corporation.

        8. Employee Benefits. Contractor shall not be entitled to participate in any plans or arrangements of the Corporation pertaining to or in connection with any employee benefit, including pension or profit sharing plans and health benefit plans.

        9.      Business and Financial Records.   All business and
financial records pertaining to the business of the Corporation shall at all times be the property of the Corporation.

        10.     Confidentiality Requirement.      All  written material or
otherwise communicated material, data, computer programs or other property, tangible or intangible relating to Corporation's business or to Corporation's products customers, agents, brokers and other sources of business and all proprietary rights, including copyrights, trademarks and service marks (hereinafter all of the above, collectively "Information") shall at all times be the property of the Corporation. Contractor shall forever keep confidential all Information obtained during the course of Contractor's engagement with Corporation and Contractor shall not directly or indirectly for Contractor or with others use or disclose such Information for purposes other than performance of Contractor's duties hereunder, without the prior written consent of the Corporation.

        11.     Contractual Obligations.    Contractor agrees that
Contractor shall not, unless authorized to do so by the Corporation, make, draw, accept or endorse any contract, lease, promissory note or other instrument requiring the payment of money by the Corporation, nor pledge the credit of the Corporation.

        12.     Entire Agreement.       This Agreement supersedes any and
all other Agreements, either oral or in writing, between the parties to this Agreement with respect to the subject matter contained herein or necessarily implied hereby.

        13.     Modification.   No change or modification of this Agreement
shall be valid unless the same be in writing and signed by all of the parties hereto.

        14. Binding Effect. This Agreement shall be binding upon the parties, heirs, legal representatives, successors and assigns of the respective parties.

        15.     Invalid Provision.      The invalidity or unenforceability
of any particular provision of this Agreement shall render the remainder of the Agreement to be construed in all respects as if such invalid or unenforceable provision was omitted.

        16. Interpretation. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties to this Agreement, shall be governed by the laws of the State of Florida.



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 10.18.003                                                            E-2O


                17. Assignment. This Agreement shall be binding and shall inure to the successors and assigns of the Corporation. This Agreement, being for the personal services of Contractor, shall not be assignable or subject to anticipation by Contractor.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.



                                       INVESTORS INSURANCE CORPORATION
ATTEST:


                                       By:

Susan F. Powell, Secretary             Melvin C. Parker, President





                Witness                Donald F.U. Goebert, Contractor























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